                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                Aurora Foods Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

[LOGO]
AURORA
FOODS INC.
AMERICA'S BRANDS

                               Aurora Foods Inc.
                              11432 Lackland Road
                              St. Louis, MO 63146

                               -----------------

                   Notice of Annual Meeting of Stockholders

                               -----------------

To the Stockholders of Aurora Foods Inc.:

   You are cordially invited to attend the Annual Meeting of Stockholders of Aurora Foods Inc. (the "Company") on Thursday, May 2, 2002, at 1:00 p.m., local time, at The Saint Louis Art Museum Auditorium, Forest Park, 1 Fine Arts Drive, St. Louis, Missouri 63110-1380. The meeting will be held for the following purposes:

      1. To elect a Board of Directors; and

      2. To transact such other business as may properly come before the meeting or any adjournment thereof.

   This notice is accompanied by a form of proxy and a Proxy Statement and the Company's 2001 annual report on Form 10-K. All of the above matters are more fully described in the Proxy Statement. Only stockholders of record at the close of business on March 20, 2002 are entitled to notice of and to vote at the meeting or any postponement or adjournment thereof.

   WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROV1DED AS PROMPTLY AS POSSIBLE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD TO ENSURE YOUR
REPRESENTATION AT THE ANNUAL MEETING. You may revoke your proxy at any time before the shares to which it relates are voted at the Annual Meeting.

                                         By order of the Board of Directors,

                                         /s/ James P. Smith

                                         James T. Smith
                                         Chairman of the Board, President and
                                           Chief Executive Officer

St. Louis, Missouri
March 29, 2002

[LOGO]
AURORA
FOODS INC.
AMERICA'S BRANDS

                               Aurora Foods Inc.
                              11432 Lackland Road
                              St. Louis, MO 63146

                               -----------------

                                PROXY STATEMENT

                               -----------------

   Your proxy in the form enclosed is solicited by the Board of Directors of Aurora Foods Inc. (the "Company") for use in voting at the Annual Meeting of Stockholders to be held on Thursday, May 2, 2002 at 1:00 p.m., local time, or at any adjournment thereof. The Annual Meeting will be held at The Saint Louis Art Museum Auditorium, Forest Park, 1 Fine Arts Drive, St. Louis, Missouri 63110-1380. This Proxy Statement and the enclosed form of proxy were first mailed to stockholders on or about the date of the Notice of Meeting.

   The Company's principal executive offices are located at 11432 Lackland Road, St. Louis, Missouri 63146 and its telephone number is (314) 801-2300. Continental Stock Transfer & Trust Company, which is assisting with the mechanics of the return of the proxies, may be contacted at (212) 509-4000.

   As required by Delaware law, a list of shareholders entitled to vote at the annual meeting will be available at the St. Louis Art Museum on May 2, 2002, and for 10 days prior to the meeting, during ordinary business hours, at the Company's principal executive offices.

   The shares represented by those proxies received, properly dated and executed, and not revoked, will be voted at the Annual Meeting. A proxy may be revoked at any time before it is exercised by (1) delivering to the Secretary of the Company at the Company's principal executive offices, no later than the start of the Annual Meeting, a written notice of revocation, (2) signing and returning a later dated proxy or (3) attending the Annual Meeting and voting the shares covered by the proxy in person. All shares represented by proxies that are properly dated, executed and returned, and which have not been revoked, will be voted in accordance with the specifications on the enclosed proxy. If no such specifications are made, the shares represented by such proxy will be voted FOR the election of the Board of Directors listed in this Proxy Statement and, with respect to such other matters that may properly come before the Annual Meeting, in accordance with the judgment of the persons named as proxies in the enclosed proxy.

   If a proxy or ballot indicates a broker non-vote or that a stockholder, broker, or other nominee abstains from voting or that shares are not to be voted on a particular proposal, the shares will not be counted as having been voted on that proposal although such shares will be counted as in attendance at the meeting for purposes of a quorum. Votes cast by proxy or in person at the Annual Meeting will be counted by persons selected by the Company to act as inspectors of election for the Annual Meeting.

   The Company will bear the expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby and will reimburse brokerage firms and nominees for their reasonable expenses in forwarding solicitation materials to beneficial owners of shares held of record by such brokerage firms and nominees. In addition to the solicitation of proxies by mail, officers and employees of the Company may communicate with stockholders either in person or by telephone or facsimile for the purpose of soliciting such proxies; no additional compensation will be paid for such solicitation.

                     Outstanding Shares and Voting Rights

   Only stockholders of record as of the close of business on March 20, 2002 will be entitled to vote at the Annual Meeting. As of that date, there were 71,811,844 shares of Common Stock, par value $0.01 per share ("Common Stock"), issued and outstanding and entitled to vote at the Annual Meeting. Stockholders are entitled to one vote for each share held.

   The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. In addition, a plurality of the votes properly cast for the election of directors by the stockholders attending the meeting in person or by proxy will elect directors to office.

                        Election of Board of Directors

                          (Proposal 1 on Proxy Card)

   The Company's Bylaws provide that the Board of Directors shall consist of not less than one nor more than eleven directors. The Board of Directors, pursuant to the authority conferred on them by the Bylaws, has set the current number of directors at ten. Unless you request on your proxy card that voting of your proxy be withheld, proxies will be voted for the election of the Board of Directors comprised of the individuals named below.

   The Board of Directors has nominated William B. Connell, David E. De Leeuw, Charles J. Delaney, Richard C. Dresdale, Andrea Geisser, Stephen L. Key, Peter Lamm, George E. McCown, Jack Murphy, and James T. Smith, as directors of the Company. If elected at the Annual Meeting, each director will serve until the next Annual Meeting of Stockholders or until their successors are elected or chosen and qualified or until their earlier death, resignation or removal. Each nominee is currently a director of the Company. For more information about each nominee, see "Directors and Executive Officers". The Company does not have a nominating committee.

   The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve if ratified. In the event any director named above becomes unable or unwilling to serve, the proxies in the form solicited will be voted for an alternative or alternatives designated by the present Board of Directors. As an alternative, the Board of Directors may reduce the number of directors to be elected at the meeting. All of the current directors were elected by the stockholders except for Messrs. Connell, Key and Murphy who were appointed by the Board of Directors to fill vacancies.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE BOARD OF DIRECTORS.

                                 Other Matters

General

   The Board of Directors does not know of any business to be presented at the Annual Meeting other than the matters described above. If any other business should properly come before the meeting, it is the intention of the persons named in the proxies to vote in accordance with the recommendation of the Board of Directors. Discretionary authority for them to do so is contained in the proxy cards.

  Stockholder Proposals

   Any stockholder proposal intended to be considered for inclusion in the proxy statement for presentation at the 2003 Annual Meeting of the Stockholders must be received by the Secretary of the Company at the Company's principal executive offices located at 11432 Lackland Road, St. Louis, Missouri, 63146, by December 1, 2002.

   In general, stockholder proposals intended to be presented at an Annual Meeting, including proposals for the nomination of directors, must be received by the Company 45 days in advance of the mail date of the prior year's proxy statement, or by February 13, 2003, to be considered for the 2003 Annual Meeting of the Stockholders.

Directors and Executive Officers

   The names, ages and positions of all directors and executive officers of Aurora Foods Inc., as of March 20, 2002, are listed below, followed by a brief account of their business experience for at least the past five years. Directors serve for a term of one year or until their successors have been elected. Officers serve in their positions at the pleasure of the Board of Directors until their resignation or removal.

 Name                    Age                    Position(s)
 ----                    ---                    -----------
 James T. Smith          54  Chairman of the Board, President, Chief Executive
                             Officer, and Director
 Christopher T. Sortwell 45  Executive Vice President, Chief Financial Officer,
                             Treasurer, and Secretary
 Thomas O. Ellinwood     47  Executive Vice President, Aurora Brands
 Paul A. Graven          58  Senior Vice President, Human Resources and
                             Corporate Compliance Officer
 William B. Connell      61  Director
 David E. De Leeuw       57  Director
 Charles J. Delaney      42  Director
 Richard C. Dresdale     45  Director
 Andrea Geisser          59  Director
 Stephen L. Key          58  Director
 Peter Lamm              50  Director
 George E. McCown        66  Director
 John E. Murphy          53  Director

James T. Smith--Chairman of the Board, President, and Chief Executive Officer

   Mr. Smith was appointed by the Board of Directors as President, Chief Executive Officer and director of the Company in April 2000 and was appointed Chairman of the Board in June 2001. Prior to joining Aurora Foods, Mr. Smith was with ConAgra Foods, first as President and Chief Operating Officer of ConAgra Frozen Foods from April 1993 to September 1998, and then as President and Chief Operating Officer of the ConAgra Frozen Prepared Foods Group, which included ConAgra Frozen Foods, Singleton Seafood, Gilardi Foods and Pierce Foods. ConAgra Foods is a company that manufactures, among other items, agricultural chemicals, feed, fertilizers, grain, poultry, processed meat, seafood and frozen prepared food products. From 1991 to 1993, Mr. Smith served as Executive Vice President and director, and then President and director of Gerber Products Company. From 1971 until 1991, Mr. Smith worked at the Procter and Gamble Company in a number of marketing and general management positions in the United States and Europe.

Christopher T. Sortwell--Executive Vice President, Chief Financial Officer, Treasurer, and Secretary

   Mr. Sortwell was appointed by the Board of Directors as the Executive Vice President, Chief Financial Officer, Secretary and director of the Company in April 2000 and was appointed Treasurer in June 2001. Mr. Sortwell resigned as a director on March 19, 2002 and as an officer of the Company effective at the close of business on March 31, 2002. From July 1999 until he accepted his position with the Company, Mr. Sortwell was the Executive Vice President and Chief Financial Officer of the SBC Holdings Inc., the investment vehicle that was formerly the Stroh Brewery Company. Prior to that time, Mr. Sortwell had been the Executive Vice President and Chief Financial Officer for the Stroh Brewery Company from July 1996 to July 1999. From August 1990 to June 1996, Mr. Sortwell was the Senior Vice President and Chief Financial Officer of the Stroh Brewery Company. Mr. Sortwell joined the Stroh Brewery Company as Director, Corporate Planning and Development in October 1985. Mr. Sortwell worked from 1980 to 1985 with McKinsey and Company.

Thomas O. Ellinwood--Executive Vice President, Aurora Brands

   Mr. Ellinwood joined Aurora Foods in 1995 as President, Van De Kamp's, Inc. ("VDK") and has been Executive Vice President, Aurora Brands since the consolidation of the frozen and dry grocery business in April 2000. From 1998 until April 2000, Mr. Ellinwood served as President, Frozen Foods Division of the Company. Mr. Ellinwood was Vice President and General Manager of Pet Incorporated ("Pet") from March 1992 until VDK bought the Van de Kamp's(R) business in 1995 from Pet. Between 1990 and 1992, Mr. Ellinwood held the position of Vice President, Marketing at Pet. Prior to Pet's acquisition of Van de Kamp's(R) in 1989, from 1986 to 1989, Mr. Ellinwood held various positions of increasing responsibility with Pet's sales and marketing departments. Mr. Ellinwood served as General Manager of Omar, Inc., a privately owned aerospace manufacturing company, from 1983 to 1986. Mr. Ellinwood is a director of Medical Office Online, Inc.

Paul A. Graven--Senior Vice President, Human Resources & Corporate Compliance Officer

   Mr. Graven has been Senior Vice President, Human Resources of Aurora Foods Inc. since joining the Company in April 2000 and Corporate Compliance Officer since March 2001. Prior to joining Aurora Foods, from 1998-2000, Mr. Graven was Senior Vice President, Human Resources for ConAgra Frozen Prepared Foods group. From 1980 to 1998, Mr. Graven held a variety of human resource positions with ConAgra. Prior to joining ConAgra in 1980, Mr. Graven held progressively more responsible human resource positions with Porter Paint Co., the Federal Reserve and RCA Corporation.

William B. Connell--Director

   Mr. Connell was appointed as a director of the Company in June 2001. Mr. Connell is currently Chairman of EDB Holdings, Inc., a venture capital group with holdings in Grand Vision, an international optical retailer. From 1990-1994, Mr. Connell was President, and later Vice Chairman of Whittle Communications Inc., a place based media company specializing in health care and education-related programs. Prior to joining Whittle, Mr. Connell was with Proctor & Gamble Co., from 1965-1990. Mr. Connell left Procter & Gamble as a Corporate Vice President and General Manager of U.S. Beauty Care, after working in many of the company's business categories.

David E. De Leeuw--Director

   Mr. De Leeuw has served as a director of the Company since June 1998 and as Vice Chairman of the Board from February 2000 through June 2001. Prior to that time, Mr. De Leeuw was a director of AurFoods from December 1996 to June 1998. Mr. De Leeuw is a managing director of McCown De Leeuw & Co., Inc. ("MDC."). MDC is a private equity investment firm with the primary objective of buying and building industry-leading, middle-market companies in partnership with management. Prior to founding MDC with George E. McCown in 1984, Mr. De Leeuw was Manager of the Leveraged Acquisition Unit and Vice President in the Capital Markets Group at Citibank, N.A. Mr. De Leeuw also worked with W.R. Grace & Co. where he was Assistant Treasurer and Manager of Corporate Finance. Mr. De Leeuw began his career as an investment banker with Paine Webber Incorporated. He currently serves as a director of Papa Gino's, Inc. and Cornerstone Family Services.

Charles J. Delaney--Director

   Mr. Delaney has served as a director of Aurora Foods Inc. since June 1998. Prior to that time, Mr. Delaney was a director of VDK from September 1995 to June 1998. Mr. Delaney founded and manages UBS Capital Americas, a private equity business in North America and Latin America, which commenced operations in 1992. In 1999 Mr. Delaney and the partners of UBS Capital Americas raised two direct investment funds totaling $1.5 billion which are managed by the partners of UBS Capital Americas. Upon raising these UBS Capital, LLC sponsored funds, Mr. Delaney became the Chief Executive Officer of UBS Capital Americas (and the various related funds management companies). From 1989 to 1992, Mr. Delaney was in charge of the Leveraged Finance Group of UBS Capital LLC in North America, which financed private equity transactions. Prior to joining UBS Capital LLC, he worked for the Hong Kong and Shanghai Banking Group in New York, London and Greece. Mr. Delaney is also a director of AMS Holdings, Corp., DirectNet Holdings (Cayman) Ltd., IFX Corporation and Edison Schools Inc.

Richard C. Dresdale--Director

   Mr. Dresdale has served as a director of the Company since June 1998 and the Chairman of the Board from February 2000 through June 2001. Prior to that time, Mr. Dresdale was a director of AurFoods from December 1996 to June 1998. Mr. Dresdale is President of Fenway Partners, Inc. ("Fenway") and is a founding partner. Fenway is a New York-based private equity firm for institutional investors with the primary objective of acquiring leading middle-market companies. Prior to founding Fenway with Messrs. Lamm and Geisser, Mr. Dresdale was employed by Clayton, Dubilier and Rice, Inc. from June 1985 to March 1994, most recently as a principal. Mr. Dresdale serves as a director of a number of Fenway's portfolio companies, including Blue Capital Management, LLC, M.W. Windows Inc. and Simmons Company.

Andrea Geisser--Director

   Mr. Geisser has served as a director of the Company since June 1998, and as Treasurer from February 2000 through June 2001. Prior to that time, Mr. Geisser was a director of VDK from September 1995 to June 1998 and a director of AurFoods from December 1996 to June 1998. Mr. Geisser has been a managing director of Fenway since the firm's founding in 1994. Prior to founding Fenway with Messrs. Lamm and Dresdale, Mr. Geisser was employed by Butler Capital Corporation ("BCC") from February 1989 to June 1994, most recently as managing director and general partner of each of the management partnerships of the investment partnerships sponsored by BCC. From 1986 to 1989, Mr. Geisser was a managing director of Onex Investment Corporation, the largest Canadian leveraged buyout company, and prior to that started the U.S. operations of EXOR, a European investment company, where he was a Senior Vice President and director. Mr. Geisser serves as a director of a number of Fenway's portfolio companies, including Decorative Concepts, Inc., Iron Age Corporation, Harry Winston, Inc. and Valley-Dynamo LP.

Stephen L. Key--Director

   Mr. Key was appointed as a director of the Company in June 2001. Mr. Key is currently Vice-Chairman and Chief Operating and Financial Officer of J.D. Watkins Enterprises. Mr. Key has held this position since February 2001. Mr. Key was Executive Vice President and Chief Financial Officer of Textron Inc. from 1995-2000. Prior to joining Textron, Mr. Key was Executive Vice President and Chief Financial Officer for ConAgra Foods from 1992-1995. Mr. Key was with Ernst & Young from 1968 to 1991, and he served as Office Managing Partner of their New York Office from 1988-1991. Mr. Key has been a licensed CPA in the state of New York since 1969 and is a member of AICPA and NYCPA.

Peter Lamm--Director

   Mr. Lamm has served as a director of the Company since June 1998 and as President of the Company from February 2000 through April 2000. Prior to that time, Mr. Lamm was a director of VDK from September 1995 to June 1998 and a director of AurFoods from December 1996 to June 1998. Mr. Lamm is Chairman and Chief Executive Officer of Fenway and is a founding partner. Prior to founding Fenway with Messrs. Dresdale and Geisser, Mr. Lamm was employed by BCC from February 1982 to April 1994, most recently as managing director and general partner of each of the management partnerships of the investment partnerships sponsored by BCC. Mr. Lamm serves as a director of a number of Fenway's portfolio companies, including Blue Capital Management, LLC, Decorative Concepts Inc., Harry Winston, Inc., Simmons Company and Transport Industries Inc.

George E. McCown--Director

   Mr. McCown has been a director of the Company since May 1999. Mr. McCown is a managing director of MDC, which he founded with Mr. De Leeuw in 1984. Before co-founding MDC, Mr. McCown spent 18 years at Boise Cascade Corporation in a series of general management positions in paper, packaging, building materials and real estate. When Mr. McCown left at the end of 1980, he was Senior Vice President for the Building Materials Group and President of Boise Cascade Home and Land Corporation. Mr. McCown is an officer and director of several current and former MDC portfolio companies including Chairman of the Board of Building Materials Holding Corporation. He serves as the chairman of The Brown Schools and as a director of Fitness Holdings Worldwide, Inc.

John E. Murphy--Director

   Mr. Murphy was appointed as a director of the Company in June 2001. Mr. Murphy is currently a managing director of MDC, a position he has held since September 2000 and prior to that was an operating affiliate of MDC from April 1999. From 1996 to 1999, Mr. Murphy was a consultant at J&N Associates. He was affiliated with Fresh Fields Markets from 1990 to 1996 where he was the co-founder and Chief Operating Officer. Mr. Murphy is a director of Fitness Holdings Worldwide, Inc.

   As indicated above, certain of the directors of the Company are affiliated with Fenway entities, MDC entities, and UBS Capital LLC, all of which are shareholders of the Company. Each of these entities has certain rights and obligations regarding the designation of directors pursuant to a securities agreement to which they are parties.

   There are no family relationships between any directors or executive officers of the Company.

                     Meetings and Committees of Directors

   The Board of Directors held eight meetings during the fiscal year ended December 31, 2001. The Board of Directors has the committees listed below.

   The Human Resource Committee, which met three times during 2000, determines the compensation of executive officers, including bonuses, subject to ratification by the Board of Directors and administers the Company's 1998 Long Term Incentive Plan, 1998 Employee Stock Purchase Plan, 2000 Equity Incentive Plan and the Executive Long Term Incentive Plan. The Human Resource Committee is comprised of Messrs. Connell (Chairman), De Leeuw and Lamm.

   The Audit and Compliance Committee, which met six times during 2001, assists the Board of Directors in fulfilling its oversight responsibilities with respect to the review of the financial reporting process, the system of internal control, the audit process and the Company's process for monitoring compliance with laws and regulations related to financial reporting, the Company's Corporate Compliance Program and the related Corporate Code of Conduct. The Audit and Compliance Committee is comprised of Messrs. Key (Chairman), Connell and Delaney.

                     AUDIT AND COMPLIANCE COMMITTEE REPORT

   In accordance with its written charter adopted by the Board of Directors, the Audit and Compliance Committee of the Board, in its audit committee function, assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Committee members are three non-employee directors who are independent and financially literate as defined in the New York Stock Exchange listing standards. During fiscal year 2001, the Audit and Compliance Committee met six times, and discussed the interim financial information contained in each quarterly earnings announcement with management and the independent auditors.

   The Audit and Compliance Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2001 with management and the independent auditors. Management is responsible for the financial reporting process, including the system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company's independent auditors are responsible for auditing those financial statements. The Audit and Compliance Committee's responsibility is to monitor and review these processes. However, the Audit and Compliance Committee members are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to auditor independence. Audit and Compliance Committee members rely, without independent verification, on the information provided to them and on the representations made by management and the independent auditors.

   In discharging its oversight responsibility as to the audit process, the Audit and Compliance Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board No. 1, ''Independence Discussions with Audit and Compliance Committees,'' discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Audit and Compliance Committee also discussed with management, the internal auditor and the independent auditors the quality and adequacy of the Company's internal controls and the internal audit function's organization, responsibilities and staffing. The Audit and Compliance Committee reviewed with both the independent auditors and internal auditor their audit plans, audit scope, and identification of audit risks.

   The Audit and Compliance Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, ''Communication with Audit and Compliance Committees'' and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

   Based on the above-mentioned review and discussions with management and the independent auditors, the Audit and Compliance Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission. The Audit and Compliance Committee also recommended the reappointment of the independent auditors and the Board of Directors concurred in such recommendation.

                                          By the Audit and Compliance Committee:

                                          Stephen L, Key, Chairman
                                          William B. Connell
                                          Charles R. Delaney

   The following table displays the aggregate fees billed to the Company for the fiscal year ended December 31, 2001 by the Company's principal accounting firm, PricewaterhouseCoopers and its affiliates:

..   Audit Fees (including review of 10-Q's)............................................ $483,113
..   Financial Information Systems Design and Implementation Fees....................... $      0
..   All Other Fees (principally comprised of tax compliance and Securities and Exchange
    Commission filings)................................................................ $106,139

                           Compensation of Directors

   Directors who are Aurora employees or who are affiliated with Fenway entities, MDC entities and UBS Capital LLC, all shareholders of Aurora, do not receive compensation for their services as directors. In June 2001, the Company granted to each of Messrs. Connell and Key non-qualified stock options to purchase 35,000 shares of the Company's Common Stock. The exercise price of the options is equal to the fair market value of the Company's Common Stock on the date of the grant. The options vest ratably over three years and expire ten years after the grant. The Company also pays Messrs. Connell and Key $1,000 per meeting for each committee on which they serve and allows them to participate in the company's health insurance program at their own cost. In addition, the Company pays Mr. Key $15,000 per year for his services as Chairman of the Audit and Compliance Committee and Mr. Connell $10,000 per year for his service as Chairman of the Human Resource Committee. All directors of the Company are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board of Directors or committees thereof.

                            Executive Compensation

   The following Summary Compensation Table sets forth the compensation received by the Chief Executive Officer and the other three executive officers of the Company (together, the "Named Executive Officers"), during the years ended December 31, 2001, 2000 and 1999.

Summary Compensation Table

                                                                                Long-term
                                              Annual Compensation              Compensation
-                                  -----------------------------------------   ------------
                                                                                Securities
                                                               Other Annual     Underlying     All Other
Name and Principal Position/(1)/   Year Salary/(2)/  Bonus   Compensation/(3)/   Options    Compensation/(4)/
--------------------------------   ---- ----------  -------- ----------------  ------------ ----------------
James T. Smith.................... 2001  $550,000   $406,354     $240,298         150,000       $12,126
Chairman of the Board, President   2000  $550,000   $812,918     $118,120       1,000,000       $ 6,850
and Chief Executive Officer
Christopher T. Sortwell........... 2001  $400,000   $375,000     $114,251          50,000       $15,382
Executive Vice President,          2000  $400,000   $313,424           --         450,000       $14,758
Chief Financial Officer, Treasurer
and Secretary
Thomas O. Ellinwood............... 2001  $325,000   $186,675     $ 22,260          75,000       $12,231
Executive Vice President--Aurora.. 2000  $320,000   $ 28,800           --         300,000       $14,966
Brands                             1999  $290,000         --           --              --       $ 9,740
Paul A. Graven.................... 2001  $250,000   $127,309     $ 71,839          50,000       $15,802
Senior Vice President, Human       2000  $225,000   $209,178     $ 52,016         300,000       $11,649
Resources and Corporate
Compliance Officer

--------
(1) All positions are as of December 31, 2001.

(2) Amounts have been annualized.

(3) Includes, for the year ended December 31, 2001, relocation reimbursements for Mr. Smith and Mr. Sortwell of $89,578 and $86,626, respectively, and country club reimbursements and car allowance for Mr. Ellinwood of $14,010 and $8,250, respectively. Includes, for the year ended December 31, 2000, relocation reimbursements for Mr. Smith and Mr. Graven of $107,959 and $43,015, respectively.

(4) Other compensation includes Company contributions on behalf of the officers to profit sharing and savings plans and other related benefits.

                              Stock Option Grants

   The following table sets forth information with respect to stock option grants to the Named Executive Officers during the year ended December 31, 2001. The options were granted at an exercise price equal to 100% of the fair market value of the common stock on the date of grant. The options vest ratably over three years beginning in the first year after the date of grant and expire ten years after the date of grant.

Option Grants in the Last Fiscal Year

                                                      Individual Grants
                        ------------------------------------------------------------------------------
                                    Percent of
                        Number of     Total
                        Securities   Options
                        Underlying  Granted to                        Potential Realizable Value at
                         Options   Employees in Exercise Expiration   Assumed Annual Rates of Stock
Name                     Granted   Fiscal Year   Price      Date    Price Appreciation for Option Term
----                    ---------- ------------ -------- ---------- ----------------------------------
                                                                           5%               10%
-                       ---------- ------------ -------- ----------     --------        ----------
James T. Smith.........  150,000       7.4%      $5.08      2011    $479,218         $1,214,432
Christopher T. Sortwell   50,000       2.5%      $5.08      2011    $159,739         $  404,811
Thomas O. Ellinwood....   75,000       3.7%      $5.08      2011    $239,609         $  607,216
Paul A. Graven.........   50,000       2.5%      $5.08      2011    $159,739         $  404,811

          Option Exercises and Year-end Value of Unexercised Options

   The following table sets forth information with respect to each exercise of stock options during the year ended December 31, 2001 by a Named Executive Officer and the number and value of unexercised stock options held by the Named Executive Officers at December 31, 2001.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-end Options

                         Shares
                        Acquired                  Number of Securities      Value of Unexercised
                           on       Value        Underlying Unexercised    In-the-Money Options at
Name                    Exercise Realized/(1/) Options at Fiscal year End   Fiscal Year End/(2)/
----                    -------- -----------   -------------------------- -------------------------
                                               Exercisable  Unexercisable Exercisable Unexercisable
                        -------- -----------   -----------  ------------- ----------- -------------
James T. Smith.........    --        --          500,000       650,000     $525,000     $525,000
Christopher T. Sortwell    --        --          225,000       275,000     $236,250     $236,250
Thomas O. Ellinwood....    --        --          250,000       300,000     $106,875     $320,625
Paul A. Graven.........    --        --          100,000       250,000     $142,500     $285,000

--------
(1) The Value Realized is equal to the fair market value on the date of exercise, less the exercise price, times the number of shares acquired. No options were exercised during the last fiscal year.
(2) The Value of Unexercised In-the-Money Options at Fiscal Year End is equal to $5.08, the fair market value of each share underlying the options at December 31, 2001, less the exercise price, times the number of options.

                             Employment Agreements

   James T. Smith serves as President and Chief Executive Officer pursuant to an employment agreement, dated March 27, 2000. Mr. Smith also serves the Company as Chairman of the Board. Mr. Smith receives, effective January 1, 2002, an annual salary of $650,000 (subject to annual adjustments) and is eligible to receive a bonus of 100% salary if the Company achieves 100% of Board specified performance targets and the bonus will exceed 100% of salary in the event the Company exceeds the Board specified performance targets. The agreement provides that Mr. Smith's bonus for the year ended December 31, 2001 would be at least 50% of salary paid in 2001. For the year ended December 31, 2001, the annual bonus awarded to Mr. Smith was $306,354 or 56% of salary paid in 2001. Mr. Smith also received a special bonus of $100,000, which was payable based on his continued employment as of June 30, 2001. The Company may terminate employment with cause (as defined in the agreement) upon written notice to Mr. Smith. Mr. Smith may voluntarily terminate for good reason (as defined in the agreement) at any time upon 60 days written notice. If the Company terminates Mr. Smith without cause (as defined in the agreement), the salary and medical benefits in effect at that time is maintained until the second anniversary of the termination date. If within two years after a change of control (as defined in the agreement), Mr. Smith terminates his employment for good reason or the Company terminates him other than for cause, the Company must pay a lump sum payment equal to two times the sum of salary and bonus paid to him during the preceding twelve months and continue medical benefits until the second anniversary of the termination date. Mr. Smith may not compete with or solicit employees from the Company for a period of two years following the termination of his employment.

   Christopher T. Sortwell serves as Executive Vice President and Chief Financial Officer until the close of business on March 31, 2002 pursuant to an employment agreement, dated March 21, 2000. Under the terms of the employment agreement, Mr. Sortwell receives an annual salary of $400,000. The agreement provides that Mr. Sortwell's bonus for the year ended December 31, 2001 would be at least 75% of salary paid in 2001. For the year ended December 31, 2001, the annual bonus awarded to Mr. Sortwell was $300.000 or 75% of his 2001 salary. In addition, Mr. Sortwell received a special bonus of $75,000, which was payable based on his continued employment as of June 30, 2001. Mr. Sortwell resigned as an officer of the Company effective at the close of business on March 31, 2002. The Company has agreed to continue his salary and medical benefits in effect at that time until March 31, 2004. Mr. Sortwell may not compete with or solicit employees from the Company for a period of two years following his resignation.

   Paul A. Graven serves as Senior Vice President, Human Resources and Corporate Compliance Officer pursuant to an employment agreement dated March 27, 2000. Mr. Graven also serves the Company in the capacity of Corporate Compliance Officer to direct the Corporate Compliance Program. Under the terms of the employment agreement, Mr. Graven receives, effective September 1, 2001, an annual salary of $250,000 (subject to annual adjustments) and is eligible to receive a bonus of 80% of his base salary based on Board specified performance targets with provision for the bonus to exceed 80% if the Company exceeds the Board specified performance targets. Mr. Graven is eligible to receive a cash bonus of $100,000 based on his continued employment through June 30, 2003. The Company may terminate employment with cause (as defined in the agreement) upon written notice to Mr. Graven. If the Company terminates Mr. Graven without cause (as defined in the agreement), the salary and medical benefits in effect at that time is maintained until the second anniversary of the termination date. If within two years of a change of control (as defined in the agreement), Mr. Graven terminates his employment for good reason (as defined in the agreement) or the Company terminates him other than for cause, the Company must pay a lump sum payment equal to two times the sum of salary and bonus paid to him during the preceding twelve months and continue medical benefits until the second anniversary of the termination date. Mr. Graven may not compete with or solicit employees from the Company for a period of two years following the termination of his employment.

           HUMAN RESOURCE COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The Human Resource Committee of the Board of Directors consists exclusively of non-employee directors and is responsible for setting and administering the policies that govern the compensation of executive officers of the Company. The Human Resource Committee also administers the Company's 2000 Equity Incentive Plan, the Company's Management Incentive Plan, the 1998 Long Term Incentive Plan and the 1998 Employee Stock Purchase Plan.

  Compensation Methodology

   The Company's compensation program is designed to attract, retain and motivate its senior executive officers. Towards that end, the compensation program objectives are as follows::

    . Total compensation of the executive officers should be linked to the financial performance of the Company.

    . The compensation paid to the executive officers of the Company should compare favorably with executive compensation levels of other comparable companies.

    . The compensation program should reward outstanding individual performance and contributions as well as experience.

  Compensation Components

   The Company's executive compensation program has four components: base salary, annual bonus, stock options and long term incentive awards. The Human Resource Committee reviews executive compensation in light of the Company's performance during the fiscal year, the Company's operating results for the fiscal year and compensation data at companies that are considered comparable.

  Base Salary

   The annua1 base salary is designed to compensate executives for their sustained performance and level of responsibility. The Human Resource Committee approves all salary increases for executive officers, which are then subject to ratification by the Board of Directors. The salaries of certain executive officers are established by employment agreements as described above.

  Annual Bonus

   The annual bonus is given to promote the achievement of the Company's performance objectives. The specific performance objectives for each executive officer and the payments made relative thereto are governed by earnings criteria as established by the Board of Directors. Such criteria are primarily measured by Company and/or individual performance as established in the annual operating plan/objectives. In 2001, minimum bonuses of certain executive officers were established by employment agreements as described above.

  Stock Options

   Stock options are designed to provide long-term incentives and rewards tied to the price of the Company's Common Stock. The Human Resource Committee believes that stock options, which provide value to participants only when the Company's shareholders benefit from stock price appreciation, are an important component of the Company's executive compensation program. The Human Resource Committee has not established any target level of ownership of the Company's Common Stock by the Company's executives. Retention of shares of the Company's Common Stock, however, is encouraged. Stock options are awarded under the Company's 2000 Equity Incentive Plan and the Company's 1998 Long Term Incentive Plan. Stock options granted to executive officers have exercise prices equal to the market price of the Company's Common Stock on the date of grant, vest over three to four years and have terms of ten years. The Human Resource Committee approves all stock option grants.

  Compensation of the Chief Executive Officer

   Mr. Smith and the Company entered into an employment agreement subject to approval by the Board of Directors dated March 27, 2000 as described in "Executive Compensation--Employment Agreements." The Board of Directors appointed Mr. Smith Chief Executive Officer of the Company in April 2000 and Chairman of the Board in July 2001.

   The Human Resource Committee reviews the compensation of the chief executive officer in light of the Company's performance during the fiscal year and compensation data at companies that are considered comparable. The Compensation Committee considers the operating results of the Company as a factor in determining the compensation of its chief executive officer.

   For the year ended 2001, the Human Resource Committee and the Board of Directors approved cash compensation for Mr. Smith of $956,354, consisting of $550,000 in salary and cash bonuses of $406,354, reflecting the Company's improved operating and financial performance. In addition the Human Resource Committee and the Board of Directors granted Mr. Smith 150,000 stock options in recognition of the Company's progress toward renewed profitability and Mr. Smith's perceived long term value to the Company.

  Tax Deductibility of Executive Compensation

   Section 162(m) of the Internal Revenue Code of 1986 ("Section 162(m)"), as amended, limits the federal income tax deductibility of compensation paid to the executive officers named in the Summary Compensation Table starting on page
8. The Company generally may deduct compensation to such an officer only if the compensation does not exceed $1,000,000 during any fiscal year or is "performance-based" as defined in Section 162(m).

   The Human Resource Committee believes these executive compensation policies and programs effectively serve the interests of shareholders and the Company and are appropriately balanced to provide increased motivation for executives to contribute to the Company's future success.

                                          By the Human Resource Committee:

                                          William B. Connell, Chairman
                                          David De Leeuw
                                          Peter Lamm

                               Performance Graph

   The following graph compares the cumulative total return to stockholders of the Company's Common Stock from July 1, 1998 (the date of the Company's initial public offering) through December 31, 2001 to the cumulative total return of
(1) the Russell 2000 Index and (2) the S&P Mid Cap Food Index over the same period (assuming the investment of $100 in the Company's Common Stock and in each of the other indexes and reinvestment of all dividends).

                                    [CHART]


                Russell 2000             AOR         S&P Mid Cap Food
7/1/1998         100.00                 100.00           100.00
1998              92.25                  93.76            96.77
1999             110.35                  44.08            74.75
2000             105.71                  11.53            79.23
2001             106.80                  23.90            93.14

        Security Ownership of Certain Beneficial Owners and Management

   The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock, as of March 20, 2002 by (a) each person who is known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock, (b) each director and executive officer of the Company, and (c) all directors and executive officers of the Company as a group. Except as otherwise indicated, the Company believes that the persons or entities listed below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them, except to the extent such power may be shared with a spouse. The number and percentage of shares beneficially owned are based on 71,811,844 shares of common stock outstanding as of March 20, 2002 assuming conversion of all outstanding shares of preferred stock into common stock. Such conversion is calculated assuming no payment of stock dividends and the initial conversion price which is subject to adjustment.

                                                                            Shares Beneficially
                                                                                Owned/(1)/
-                                                                           ------------------
Name of Owner:                                                                Number    Percent
--------------                                                              ----------  -------
Fenway Partners entities/(2)/.............................................. 21,003,573   29.2%
McCown De Leeuw & Co. entities/(3)(4)/..................................... 18,000,914   25.1%
California Public Employees Retirement System/(4)/.........................  3,737,581    5.2%
Tiger Oats Limited/(5)/....................................................  4,259,390    5.9%
UBS Capital LLC/(6)/.......................................................  4,795,706    6.7%
Executive Officers and Directors:
James T. Smith/(7)/........................................................    510,648      *
Christopher T. Sortwell/(8)/...............................................    228,768      *
Thomas O. Ellinwood/(9)/...................................................    548,318      *
Paul S. Graven/(10)/.......................................................    201,583      *
William B. Connell.........................................................          0      *
David E. De Leeuw/(3)/..................................................... 18,000,914   25.1%
Charles J. Delaney/(6)/....................................................  4,795,706    6.7%
Richard C. Dresdale/(2)/................................................... 21,003,573   29.2%
Andrea Geisser/(2)/........................................................ 21,003,573   29.2%
Stephen L. Key.............................................................     20,000      *
Peter Lamm/(2)/............................................................ 21,003,573   29.2%
George E. McCown/(3)/...................................................... 18,000,914   25.1%
John E. Murphy/(3)/........................................................ 18,000,914   25.1%
All directors and executive officers of the Company as a Group (13 persons) 48,983,536   67.1%

--------
*Less than 1%.
 (1) As used in this table, beneficial ownership means the sole or shared power to vote, or to direct the voting of a security, or the sole or shared power to dispose, or direct the disposition of, a security.
 (2) Includes 16,362,052, 1,911,218, 240,304, and 141,112 shares of Common
     Stock owned directly or indirectly by the Fenway Partners Capital Fund, L.P (the "Fenway Fund I"), Fenway Partners Capital Fund II, L.P. (the "Fenway Fund II" and, together with the Fenway Fund I, the "Fenway Funds"), FPIP LLC and FPIP Trust, LLC, respectively and 2,348,887 shares of Common Stock issuable upon conversion of 1,967,193 shares of Series A Cumulative Convertible Preferred Stock owned by Fenway Fund II. FPIP, LLC and FPIP Trust, LLC are entities formed by the investment professionals of Fenway to make co-investments alongside the Fenway Funds. The managing member of each of FPIP, LLC, and FPIP Trust, LLC is Fenway. The general partner of Fenway Fund II is Fenway Partners, L.P., a Delaware limited partnership, whose general partner is Fenway Partners Management, Inc., a Delaware corporation. The general partner of Fenway Fund II is Fenway Partners II, LLC, a Delaware limited liability company. Peter Lamm, Richard Dresdale and Andrea Geisser are directors and/or officers of each of Fenway Partners Management, Inc. and Fenway, and Peter Lamm and Richard Dresdale are managing members of Fenway

    Partners II, LLC, and as such may be deemed to have or share the power to vote or dispose of the shares of Common Stock held by the Fenway Funds, FPIP, LLC and FPIP Trust, LLC. Each of Messrs. Lamm, Dresdale, and Geisser has no direct ownership of any shares of the Common Stock and disclaims beneficial ownership of any of such shares except to the extent of their direct or indirect partnership or membership interests in the Fenway Funds, FPIP, LLC and FPIP Trust, LLC. The address of the Fenway entities is 152 West 57th Street, New York, New York 10019.
 (3) Includes 5,897,598 shares of Common Stock owned by McCown De Leeuw & Co. III, L.P., an investment partnership whose general partner is MDC Management Company III, L.P. ("MDC III"), 418,687 shares of Common Stock owned by McCown De Leeuw & Co. III (Europe), L.P., an investment partnership whose general partner is MDC Management Company III, L.P., 98,124 shares of Common Stock owned by McCown De Leeuw & Co. III (Asia), L.P., an investment partnership whose general partner is MDC Management Company IIIA, L.P. ("MDC IIIA"), 127,571 shares of Common Stock owned by Gamma Fund LLC, a California limited liability company, 5,885,035 shares of Common Stock owned by McCown De Leeuw & Co. IV, L.P., an investment partnership whose general partner is MDC Management Company IV, LLC ("MDC IV"), 95,308 shares of Common Stock owned by Delta Fund LLC, a California limited liability company, 124,102 shares of Common Stock owned by McCown De Leeuw & Co. IV Associates, L.P., whose general partner is MDC IV, and an aggregate of 1,592,408 shares of Common Stock issuable upon conversion of 1,333,642 shares of Series A Cumulative Convertible Preferred Stock owned by McCown De Leeuw & Co. III, L.P., McCown De Leeuw & Co. III (Europe), L.P., McCown De Leeuw & Co. III (Asia), L.P., McCown De Leeuw & Co. IV, L.P. ("MDC IV, LP"), McCown De Leeuw & Co. IV Associates, L.P. ("MDC IV Associates, LP"), Gamma Fund LLC and Delta Fund LLC. In addition, includes 3,737,581 shares of Common Stock held by CALPERS for which McCown De Leeuw & Co. III, L.P. has an irrevocable proxy, which provides the power to vote all of the securities held by CALPERS. Includes 20,000 shares held by David E. De Leeuw and 3,000 shares held in trust for Mr. De Leeuw's son. Also includes 10,000 shares of Common Stock held by George McCown. The voting members of Gamma Fund LLC and Delta Fund LLC are George
     E. McCown, David E. De Leeuw, Robert B. Hellman, Jr., Steven A. Zuckerman, Phil Collins and John E. Murphy. The general partners of MDC III and MDC IIIA are Messrs. McCown, De Leeuw, Hellman and Zuckerman. The managing members of MDC IV are Messrs. McCown, De Leeuw, Hellman, Zuckerman and Collins. Voting and dispositive decisions regarding the securities owned by McCown De Leeuw & Co. III, L.P., McCown De Leeuw & Co. III (Europe), L.P., and McCown De Leeuw & Co. III (Asia), L.P. are made by Mr. McCown, Mr. De Leeuw, Mr. Hellman and Mr. Zuckerman, as Managing General Partners of each of MDC III and MDC IIIA who together have more than the required two-thirds-in-interest vote of the Managing General Partners necessary to effect such decision on behalf of such entity. Voting and dispositive decisions regarding the securities owned by MDC IV, LP and MDC IV Associates, LP are made by Messrs. McCown, De Leeuw, Hellman, Zuckerman and Collins. Voting and dispositive decisions regarding securities owned by Delta Fund LLC and Gamma Fund LLC are made by a vote or consent of a majority in number of the voting members of Gamma Fund LLC and Delta Fund LLC. Messrs. Hellman and Zuckerman have no direct ownership of any securities and disclaim beneficial ownership of such shares except, in the case of Gamma Fund LLC and Delta Fund LLC, to the extent of their proportionate membership interests. Mr. De Leeuw has direct ownership of only the 20,000 securities disclosed above, and disclaims beneficial ownership of all other shares (including those held in trust for his son) except, in the case of Gamma Fund LLC and Delta Fund LLC, to the extent of his proportionate membership interests. Mr. McCown has direct ownership of only the 10,000 securities disclosed above, and disclaims beneficial ownership of all other shares except, in the case of Gamma Fund LLC and Delta Fund LLC, to the extent of his proportionate membership interests. The address of each of the above referenced entities is do McCown De Leeuw & Co., 3000 Sand Hill Road, Building 3, Suite 290, Menlo Park, CA 94025.
 (4) Under an irrevocable proxy, CALPERS has granted McCown De Leeuw & Co. III, L.P. the right to vote all of the shares of Common Stock it holds. The address of California Public Employees Retirement System is Lincoln Plaza, 400 P Street, Sacramento, CA 95814.

 (5) Tiger Brands' (f/k/a Tiger Oats) shares are held by Gloriande, a corporation organized under the laws of Luxembourg, which is the record owner of the Company's Common Stock. Gloriande is an indirect wholly-owned subsidiary of Tiger Brands. The shares of capital stock of Tiger Brands are traded publicly on the Johannesburg Stock Exchange. The address of Tiger Brands Limited is 85 Bute Lane, Sandown, Sandton 2196, Republic of South Africa.
 (6) UBS Capital LLC is a wholly-owned indirect subsidiary of UBS AG. The shares of capital stock of UBS AG are publicly held. Includes 536,316 shares of Common Stock issuable upon conversion of 449,165 shares of Series A Cumulative Convertible Preferred Stock. Mr. Charles J. Delaney, a director of the Company, is the president of UBS Capital Americas and disclaims beneficial ownership of the Company's Common Stock held by UBS Capital LLC. The address of UBS Capital LLC is 299 Park Avenue, 24th floor, New York, NY 10171.
 (7) Includes 500,000 shares subject to stock options exercisable within 60 days of March 29, 2002.
 (8) Includes 225,000 shares subject to stock options exercisable within 60 days of March 29, 2002.
 (9) Includes 267,500 shares subject to stock options exercisable within 60 days of March 29, 2002.
(10) Includes 200,000 shares subject to stock options exercisable within 60 days of March 29, 2002.

                Certain Relationships and Related Transactions

   As of March 20, 2002, Aurora Foods Inc. has maintained business relationships and engaged in certain transactions described below.

   On July 7, 1999, Mr. Thomas O. Ellinwood, Executive Vice President, Aurora Brands, in connection with the tax liability associated with certain equity issuances to him, executed a secured promissory note payable on demand by the Company in the amount of $501,571 in favor of the Company. If Mr. Ellinwood sells his shares of the Company's Common Stock, he must repay his note. The interest payable on the note is reset annually on July 1st. The interest rate for the year ending June 30, 2002 is 4.1%. The entire amount of the note remains outstanding as of December 31, 2001.

   See "Compensation Committee Interlocks and Insider Participation" for business relationships and certain transactions involving members of the Compensation Committee.

          Compensation Committee Interlock and Insider Participation

   The Board of Directors has appointed Messrs. Connell, Lamm and De Leeuw to its Compensation Committee. The Compensation Committee governs the compensation of the executive officers of the Company subject, to ratification by the Board of Directors. The Compensation Committee administers the Company's 2000 Equity Incentive Plan, 1998 Long Term Incentive Plan, the 1998 Employee Stock Purchase Plan and the Executive Long Term Incentive Plan.

   Messrs. McCown, De Leeuw and Murphy are managing directors of MDC. Messrs. Dresdale, Geisser and Lamm are partners of Fenway.

   In April 2000, the Company entered into an agreement pursuant to which JPMorgan Chase Bank ("Chase") agreed to purchase from time to time certain of the Company's accounts receivable in amounts of up to $60 million. The agreement has subsequently been amended to reduce the maximum receivables purchases to $42 million. Funds affiliated with Fenway, whose partners include Messrs. Dresdale, Geisser and Lamm (all directors of the Company), MDC, whose managing directors include Messrs. McCown, De Leeuw and Murphy (all directors of the Company), and UBS Capital LLC (Charles Delaney, a director of the Company, is president of UBS Capital Americas) have agreed to participate, on a subordinated basis, in not less than 15% of this accounts receivable transaction. The purchase price is calculated to include a customary discount to the amount of the receivables purchased. The Company has agreed to pay customary fees in connection with this accounts receivable transaction. The agreement also contains customary representations, warranties and covenants by the Company. The agreement terminates on March 31, 2002. The Company has the option, exercisable for a fee through March 31, 2002, to extend the agreement through March 31, 2003.

   The Company has entered into agreements pursuant to which it agreed to pay transaction fees to each of Fenway and MDC III of 0.333% of the acquisition price for future acquisitions by the Company. The acquisition price is the sum of (i) the cash purchase price actually received by the seller, (ii) the fair market value of any equity securities issued by the seller, (iii) the face value of any debt securities issued to the seller less any discounts, (iv) the amount of liabilities assumed by the Company plus (v) the fair market value of any other property or consideration paid in connection with the acquisition, with installment or deferred payments to be calculated using the present value thereof.

   The Company and certain stockholders of the Company, including Fenway entities, MDC entities, UBS Capital LLC, and Tiger Brands, have entered into a securityholders agreement, which provides for certain rights, including registration rights of the stockholders.

            Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely on the Company's review of the copies of such forms furnished to the Company and written representations, including representations of its directors and executive officers, the Company believes that all of its officers, directors, and greater than ten percent stockholders complied with all Section 16(a) filing requirements applicable to them during the fiscal year ended December 31, 2001.

                        Independent Public Accountants

   The Directors have appointed PricewaterhouseCoopers LLP to examine the financial statements of the Company for the fiscal year ending December 31, 2002. The Company expects a representative of PricewaterhouseCoopers LLP to be present at the Annual Meeting, with an opportunity to make a statement if the representative desires to do so, and to be available to respond to appropriate questions from shareholders.

                                          By order of the Board of Directors,

                                            /s/ James P. Smith

                                          James T. Smith
                                          Chairman of the Board, President and
                                          Chief Executive Officer
St. Louis, Missouri
March 29, 2002

PROXY
                               AURORA FOODS INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

 THIS PROXY, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED AS DIRECTED,
       OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSAL 1.
 THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME
                              BEFORE THE MEETING
                          OR ANY ADJOURNMENT THEREOF.

   The undersigned hereby appoints JAMES T. SMITH as proxy, with power of substitution, and hereby authorizes him to represent and vote, as designated on this proxy card, all the shares of Common Stock, $0.01 par value, of Aurora Foods Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of Aurora Foods Inc. to be held Thursday, May 2, 2002, at 1:00 p.m., local time, at The Saint Louis Art Museum Auditorium, Forest Park, 1 Fine Arts Drive, St. Louis, Missouri 63110-1380 or any adjournment thereof.

                     Please mark your votes like this [X]

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE FOLLOWING DIRECTORS
     1.   Election of Directors:
        01-William B. Connell, 02-David E. De Leeuw, 03-Charles J. Delaney, 04-Richard C. Dresdale, 05-Andrea Geisser, 06-Stephen L. Key, 07-Peter Lamm, 08-George E. McCown, 09-John E. Murphy, and 10-James T. Smith
                  [_] FOR all directors [_] WITHHOLD all directors
     Withhold authority to elect any individual director. Write number(s) of director(s) below.

     ---------------------------------------------

                                                      CONTINUED ON REVERSE SIDE



                                                  I will attend the meeting [_]

                                                  Signature _________________
                                                  Signature _________________
                                                  Date ______________________
                                                  NOTE: Please sign exactly as
                                                  name appears hereon. Joint
                                                  owners should each sign. When
                                                  signing as attorney,
                                                  executor, administrator,
                                                  trustee or guardian, please
                                                  give full title as such.

                              TO VOTE YOUR PROXY
Mark, sign and date your proxy card and return it in the postage-paid envelope provided.